Exhibit 10.2
This Agreement is entered into as of May 20, 2014 by and between Larry Gantz (“LG”) and Generation Zero Group, Inc. (“GNZR”).

RECITALS:

A.	GNZR executed that certain promissory note (“NOTE”) dated as of November 4, 2011 in the principal amount of $50,000 with Equity Trust Company Custodian FBO Larry Gantz IRA 110591 LG as the Holder.
B.	LG is the beneficiary of the Holder and has the authority to instruct Holder’s actions with respect to the Note.
C.	Trust and GNZR desire to amend the Note and enter into certain agreements in connection with the execution and delivery of this Agreement.

NOW THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	All past defaults under the Note shall be waived by the Trust.
2.
Payments on the Note shall be deferred until GNZR commences making payments under the senior secured notes (“Senior Notes”) which are secured by the URL www.find.com, mirroring all deferral and waivers by the holders of the Senior Notes.

3.	Except as modified by the terms of this Agreement, all other terms of the Note shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Generation Zero Group, Inc.

/s/ Larry K. Gantz	By /s/ Richard M. Morrell
Larry Gantz	Richard M. Morrell, CEO

Please return via fax to 704-631-4541 or to Tina Cheney, CFO @ tina.cheney@gmail.com.